Exhibit 99.1

Experienced Medical Devices Industry Executive Joins Tenon’s Board of Directors

LOS GATOS, CA / ACCESSWIRE / March 28, 2024 / Tenon Medical, Inc. (NASDAQ:TNON) (“Tenon” or the “Company”), a company transforming care for patients suffering with certain sacroiliac joint disorders, today announced that Kristine Jacques has been appointed as an independent member of the Company’s Board of Directors on March 25, 2024, effective immediately. Following this appointment, Tenon Medical’s Board of Directors consists of seven members, including four independent directors.

During her impressive career spanning over 35 years, Ms. Jacques brings extensive experience in various executive leadership roles in the medical devices field with expertise in global commercialization, marketing, and product management. Most recently, Ms. Jacques was Vice President & GM, Interventional Pain Therapies of Vivex Biologics, Inc. where she leveraged her experience in global commercialization to spearhead the go-to-market strategy of disruptive technology in the interventional spine market. Before her tenure at Vivex, Ms. Jacques served in multiple senior management roles at publicly traded Alphatec Spine, Inc. (ATEC), General Electric Corporation (GE) and Smith and Nephew, PLC (SNN). Ms. Jacques received a Bachelor of Arts degree in Finance Administration from Michigan State University.

“We are thrilled to welcome Kristine as the newest member of our Board,” said Richard Ferrari, Chairman of Tenon’s Board of Directors. “Kristine’s significant experience in the medical devices field focusing on go-to-market strategies of spinal-related technological innovation will provide valuable insight to advance the design of a dynamic commercialization strategy for Tenon’s Catamaran System and adjunct proprietary SI technologies.”

“I am excited to join Tenon’s distinguished Board of Directors and serve as a resource as the Company approaches a critical inflection point to enable additional strategic growth initiatives of its transformational Catamaran SI technology, which was recently validated through favorable initial results from its post-procedure clinical study,” added Ms. Jacques. “I am eager to collaborate with Tenon’s seasoned leadership team and leverage my experience in the public company MedTech space. My background will help guide the development of a distinct plan to further commercialize the Company’s innovative SI technologies, including The Catamaran System’s proven fusion techniques, to provide relief to patients suffering from chronic SI pain effectively.”

About Tenon Medical, Inc.

Tenon Medical, Inc., a medical device company formed in 2012, has developed The Catamaran SI Joint Fusion System that offers a novel, less invasive approach to the SI joint using a single, robust titanium implant. The system features the Catamaran™ Fixation Device which passes through both the axial and sagittal planes of the ilium and sacrum, stabilizing and transfixing the SI Joint along its longitudinal axis. The angle and trajectory of the Catamaran surgical approach is also designed to provide a pathway away from critical neural and vascular structures and into the strongest cortical bone. Since the national launch of the Catamaran SI Joint Fusion System in October 2022 Tenon is focused on three commercial opportunities with its System in the SI Joint market, which includes: 1) Primary SI Joint procedures, 2) Revision procedures of failed SI Joint implants and 3) SI Joint fusion adjunct to a spine fusion construct. For more information, please visit https://www.tenonmed.com/.

The Tenon Medical logo Tenon Medical, and Catamaran are registered trademarks of Tenon Medical, Inc.

Safe Harbor

This press release contains “forward-looking statements,” which are statements related to events, results, activities or developments that Tenon expects, believes or anticipates will or may occur in the future. Forward-looking often contain words such as “intends,” “estimates,” “anticipates,” “hopes,” “projects,” “plans,” “expects,” “seek,” “believes,” “see,” “should,” “will,” “would,” “target,” and similar expressions and the negative versions thereof. Such statements are based on Tenon’s experience and perception of current conditions, trends, expected future developments and other factors it believes are appropriate under the circumstances, and speak only as of the date made. Forward-looking statements are inherently uncertain and actual results may differ materially from assumptions, estimates or expectations reflected or contained in the forward-looking statements as a result of various factors. For details on the uncertainties that may cause our actual results to be materially different than those expressed in our forward-looking statements, please review our Annual Report on 10-K on file with the Securities and Exchange Commission at www.sec.gov, particularly the information contained in the section entitled “Risk Factors”. We undertake no obligation to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise unless required by law.

IR Contact:

Shannon Devine / Rory Rumore
203-741-8811
MZ North America
tenon@mzgroup.us